EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of MGM MIRAGE on Form S-8 of our report dated January 28, 2003, except for Note 19, as to which the date is February 28, 2003, included in the Annual Report on Form 10-K of MGM MIRAGE for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Las Vegas, Nevada

June 4, 2003